EXHIBIT 99.1

First Mid-Illinois Bancshares, Inc. Announces Closing Date for Pending Merger and Declares Special Dividend

MATTOON, Ill., April 13, 2018 (GLOBE NEWSWIRE) -- First Mid-Illinois Bancshares, Inc. (NASDAQ:FMBH) (“First Mid”) announced that, on April 13, 2018, its Board of Directors declared a special pro-rated dividend in the amount of $0.29 per share payable on April 30, 2018 to shareholders of record as of April 23, 2018.  The $0.29 per share amount represents a pro-ration of First Mid’s current semi-annual dividend.  This special dividend is being paid in preparation for the expected closing of the acquisition via merger of First BancTrust Corp. (“First Bank”) (OTCQX:FIRT) by First Mid, and in accordance with the related agreement and plan of merger.  The closing date for the merger is expected to be May 1, 2018, and the special pro-rated dividend is being declared and paid in order to align First Mid and First Bank’s respective dividend policies ahead of closing.  The agreement and plan of merger requires that First Mid and First Bank coordinate the declaration of their respective dividends so that the holders of First Bank common stock do not receive two dividends, or fail to receive one dividend, in connection with the merger.

In accordance with First Mid’s current dividend policy, and subject to the discretion of, and declaration by, First Mid’s Board of Directors, it is anticipated that the next dividend shareholders of First Mid will receive (including First Bank shareholders as shareholders of First Mid, assuming the closing of the merger) will be a pro-rated portion of First Mid’s semi-annual dividend that will be payable in early June 2018 (for the period between the record date of the special dividend announced today and the record date for the semi-annual dividend payable in early June 2018).

About First Mid-Illinois Bancshares, Inc.: First Mid-Illinois Bancshares, Inc. is the parent company of First Mid-Illinois Bank & Trust, N.A., Mid-Illinois Data Services, Inc., and First Mid Insurance Group. Our mission is to fulfill the financial needs of our communities with exceptional personal service, professionalism and integrity, and deliver meaningful value and results for customers and shareholders.

First Mid-Illinois Bancshares, Inc. is a $2.8 billion community-focused organization that provides financial services through a network of 52 banking centers in 37 Illinois and Missouri communities. Our First Mid team takes great pride in their work and their ability to serve our customers. More information about the Company is available on our website at www.firstmid.com. Our stock is traded in The NASDAQ Stock Market LLC under the ticker symbol “FMBH”.

Forward Looking Statements
This document may contain certain forward-looking statements about First Mid-Illinois Bancshares, Inc. (“First Mid”) and First BancTrust Corporation (“First Bank”), such as discussions of First Mid’s and First Bank’s pricing and fee trends, credit quality and outlook, liquidity, new business results, expansion plans, anticipated expenses and planned schedules. First Mid and First Bank intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1955. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of First Mid and First Bank, are identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or similar expressions. Actual results could differ materially from the results indicated by these statements because the realization of those results is subject to many risks and uncertainties, including, among other things, the possibility that any of the anticipated benefits of the proposed transactions between First Mid and First Bank will not be realized or will not be realized within the expected time period; the risk that integration of the operations of First Bank with First Mid will be materially delayed or will be more costly or difficult than expected; the failure to satisfy other conditions to completion of the proposed transactions, including receipt of required regulatory and other approvals; the failure of the proposed transactions to close for any other reason; the effect of the announcement of the transaction on customer relationships and operating results; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; changes in interest rates; general economic conditions and those in the market areas of First Mid and First Bank; legislative/regulatory changes; monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board; the quality or composition of First Mid’s and First Bank’s loan or investment portfolios and the valuation of those investment portfolios; demand for loan products; deposit flows; competition, demand for financial services in the market areas of First Mid and First Bank; and accounting principles, policies and guidelines. Additional information concerning First Mid, including additional factors and risks that could materially affect First Mid’s financial results, are included in First Mid’s filings with the Securities and Exchange Commission (the “SEC”), including its Annual Reports on Form 10-K. Forward-looking statements speak only as of the date they are made. Except as required under the federal securities laws or the rules and regulations of the SEC, we do not undertake any obligation to update or review any forward-looking information, whether as a result of new information, future events or otherwise.

Media Contact: Laura Zuhone	Investor Contact: Aaron Holt
VP, Director of Marketing	VP, Shareholder Relations
217-258-0675	217-258-0463
lzuhone@firstmid.com	aholt@firstmid.com